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                                                                    Exhibit 23.3

RP FINANCIAL, LC.
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Financial Services Industry Consultants



                                             June 8, 1998

     Board of Directors
     Pulaski Bancshares, M.H.C.
     Pulaski Bank, A Federal Savings Bank
     12300 Olive Boulevard
     St. Louis, Missouri  63141

     Gentlemen:

          We hereby consent to the use of our firm's name in the Application for Conversion of Pulaski Bancshares, M.H.C., the mutual holding company for Pulaski Bank, A Federal Savings Bank, St. Louis, Missouri and any amendments thereto, in the Form S-1 Registration Statement and any amendments thereto and in the Form H(e)1-S for Pulaski Financial Corp. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report and our letter regarding subscription rights in such filings including the Prospectus of Pulaski Financial Corp.

                                             Sincerely,

                                             RP FINANCIAL, LC.

                                             /s/ Gregory E. Dunn
                                             Gregory E. Dunn
                                             Senior Vice President

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